                                                                   Exhibit 10.11


                  AMENDMENT OF NOTE AND STOCK PLEDGE AGREEMENT


Whereas, Broadbase Software, Inc., successor to Broadbase Information Systems, Inc., (the "Company") and Mark Kremer (the "Debtor") entered into a Secured Non-Recourse Promissory Note (the "Note") and an associated Stock Pledge Agreement, each dated April 29, 1998, and

Whereas, the parties now desire to amend certain provisions of such agreements;

Therefore, the parties hereby agree to amend the Note and the Stock Pledge Agreement, as of December 2, 1999, as follows:

Section 1 of the Note is hereby amended to read as follows:

     1. OBLIGATION. For value received, Mark Kremer (the "Debtor") promises to pay to Broadbase Software, Inc., (the "Company"), or order, no later than the earlier of

          (i) April 29, 1999, or at Debtor's election, in writing to the Company, by April 29, 2000 or April 29, 2001, or

          (ii) ten days after Debtor first sells any common stock of the Company

     (the "Loan Term") the principal sum of Four Hundred Thousand Dollars ($400,000), together with interest on the principal hereof from the date hereof at the rate of five and fifty-one one hundredths percent (5.51%), which rate is not less than the minimum established pursuant to 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date hereof; provided, however, that the rate at which interest shall accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law.

Section 2 of the Note is hereby amended to read as follows:

     2. SECURITY. Payment of this Note was originally secured by an interest in 1,282,500 shares of the Company's common stock (the "Originally Pledged Shares") under a Stock Pledge Agreement between the parties dated April 29, 1998; the Company hereby agrees to release 1,082,500 of the Originally Pledged Shares, leaving 200,000 shares of the Company's Common Stock (the "Shares") securing this Note.

The parties acknowledge that Debtor has previously given written notice to extend the payment due date of the Note until April 29, 2000, and the Debtor hereby elects to extend the payment due date of the Note until April 29, 2001, unless otherwise earlier due pursuant to the terms of the Note.

The Company hereby agrees to release 1,082,500 of the Shares pledged pursuant to the Stock Pledge Agreement; as of this date the Collateral under the Stock Pledge Agreement shall consist of Broadbase common stock certificate BSW 0050 in the amount of 200,000 shares.

Agreed:


/s/ MARK KREMER
-----------------------------------
Mark Kremer, Debtor


For Broadbase Software


/s/ CHUCK BAY
-----------------------------------
Chuck Bay, President & COO